EXHIBIT 10.19

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
AND LIMITED CONSENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT AND LIMITED CONSENT (this “Amendment”), dated as of February 10, 2010, is made by and among the financial institutions party hereto (collectively, “Lenders”), Bank of America, N.A., as a Lender and as agent for Lenders (in its capacity as agent, “Agent”), Hypercom U.S.A., Inc. a Delaware corporation (“Hypercom U.S.A.”), and Hypercom Manufacturing Resources, Inc., an Arizona corporation (“Hypercom Manufacturing”; and together with Hypercom U.S.A., collectively, “Borrowers” and each individually a “Borrower”).

R E C I T A L S:

A. WHEREAS, Borrowers, Agent and Lenders have entered into that certain Loan and Security Agreement dated as of January 15, 2008 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”);

B. WHEREAS, Borrowers have informed Agent and Lenders that HBNet, Inc., an Arizona corporation, will convert to a Delaware limited liability company (the “HBNet Conversion”);

C. WHEREAS, Borrowers have informed Agent and Lenders that Hypercom U.S.A. will enter into a joint venture arrangement with Dunluce Investors, V, LLC, a Delaware limited liability company, whereby Hypercom U.S.A. will contribute (a) all of its ownership interest in HBNet, LLC, a Delaware limited liability company (“HBNet”), and (b) certain other assets identified on Exhibit A attached hereto related to HBNet’s business, which are not material to Hypercom U.S.A.’s business, to Phoenix Managed Networks, LLC, a Delaware limited liability company (“PMN”) in exchange for cash and 40% of the Equity Interests of PMN (the “HBNet Transaction”); and

D. WHEREAS, Borrowers have requested that Agent and Lenders consent to the HBNet Conversion and the HBNet Transaction and amend the Loan Agreement in certain respects, and Agent and Lenders have agreed to the foregoing request in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the premises, and in order to induce Agent and Lenders to amend the Loan Agreement pursuant to the terms hereof, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Recitals.  The foregoing Recitals are accurate and are incorporated herein and made a part hereof for all purposes.

2. Definitions.  Unless otherwise defined in this Amendment, all initially capitalized terms and phrases wherever used in this Amendment shall have the respective meanings given to them in the Loan Agreement, as amended hereby.

3. New Definitions.  The following definitions are hereby added to Section 1.1 of the Loan Agreement to read in their entirety as follows:

Defaulting Lender: any Lender that (a) fails to make any payment or provide funds to Agent or any Borrower as required hereunder or fails otherwise to perform its obligations under any Loan Document, and such failure is not cured within one Business Day, or (b) is the subject of any Insolvency Proceeding.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

First Amendment Closing Date: February 10, 2010.

Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate.  Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

4. Amendment of Definitions.  The following definitions contained in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

Applicable Margin: as of the First Amendment Closing Date,
(a)           with respect to Base Rate Revolver Loans, .50% per annum; and

(b)           with respect to LIBOR Revolver Loans, 2.00% per annum;

in each case subject to adjustment from time to time thereafter to the applicable percentage specified in the table below corresponding to the Fixed Charge Coverage Ratio set forth below:

Fixed Charge Coverage Ratio	Level	Base Rate Revolver Loans	LIBOR Revolver Loans
greater than or equal to 1.30 to 1.00	I	.50%	2.00%
less than 1.30 to 1.00	II	.75%	2.50%

The margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the last Fiscal Quarter, which change shall be effective on the first day of the calendar month following receipt.  If, by the first day of a month, any financial statements and Compliance Certificate due in the preceding month have not been received, then, at the option of Agent or Required Lenders, the margins shall be determined as if Level II were applicable, from such day until the first day of the calendar month following actual receipt.

Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as determined on such day, plus 1.0%.

Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the LC Reserve, minus the Availability

Block; or (b) the sum of the Accounts Formula Amount, plus the Installment Receivables Formula Amount, minus the Availability Reserve; provided that in no event shall the amount under this clause (b) attributable to the sum of Eligible Accounts owing by Account Debtors located in the U.K. exceed the lesser of (i) $20,000,000 or (ii) 50% of the total Borrowing Base.

Guarantors: Parent, Hypercom EMEA, Inc., Hypercom Latino America, Inc., Hypercom Puerto Rico, Hypercom U.K., and each Borrower and each other Person who guarantees payment or performance of any Obligations.

Installment Receivables Formula Amount: following the First Amendment Closing Date, so long as the Fixed Charge Coverage Ratio is greater than 1.30 to 1.00 for the most recent four consecutive Fiscal Quarter ended, up to the lesser of:

(a)           $3,500,000; or

(b)           60% of the Value of Eligible Installment Receivables;

provided, however, that if for any subsequent quarter, the Fixed Charge Coverage Ratio is not greater than 1.30 to 1.00 for the applicable testing period, the Installment Receivables Formula Amount will immediately become zero and all advances against such amount will automatically become due and payable without demand of any kind.  Thereafter, upon demonstration that the Fixed Charge Coverage Ratio is greater than 1.30 to 1.00 for a subsequent testing period, the Installment Receivables Formula Amount will again be the lesser of clauses (a) or (b) above; provided, further that should the Fixed Charge Coverage Ratio not be greater that 1.30 to 1.00 for a second testing period following the First Amendment Closing Date, the Installment Receivables Formula Amount will be permanently reduced to zero.

5. Amendment of the Definition of “Change of Control”.  Clause (b) of the definition of “Change of Control” contained in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(b) Hypercom U.S.A. ceases to own and control, beneficially and of record, all of the Equity Interests of each of Hypercom Manufacturing Resources, Inc., Hypercom EMEA, Inc., Hypercom Puerto Rico and Hypercom Latino America, Inc.;”

6. Amendment of the Definition of “Ineligible Account”.  The definition of “Ineligible Account” contained in Section 1.1 of the Loan Agreement is hereby amended by deleting the references to “90” and replacing them with “120”.

7. Deletion of Definitions.  Section 1.1 of the Loan Agreement is hereby amended to delete each of the following definitions:  “Eligible In-Transit Inventory”, “Eligible Inventory”, and “Inventory Formula Amount”.

8. Amendment of Section 2.3.1 of the Loan Agreement.  Clause (a) of Section 2.3.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(a)           Each Borrower acknowledges that Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC

Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any funding risk associated with the Defaulting Lender.  If Issuing Bank receives written notice from a Lender at least five Business Days before issuance of a Letter of Credit that any LC Condition has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement.  Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.”

9. Amendment of Section 2.3.3 of the Loan Agreement.  Section 2.3.3 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“2.3.3.           Cash Collateral.                                  If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, (c) after the Commitment Termination Date, or (d) within 20 Business Days prior to the Revolver Termination Date, then Borrowers shall, at Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations.  Borrowers shall, on demand by Issuing Bank or Agent from time to time, Cash Collateralize the LC Obligation of any Defaulting Lender.  If Borrowers fail to provide Cash Collateral as required herein, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists, or the conditions in Section 6 are satisfied).”

10. Amendment of Section 4.1.2 of the Loan Agreement.  The last sentence of Section 4.1.2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not in fact received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.”

11. Amendment of Section 4.2 of the Loan Agreement.  Section 4.2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“4.2           Defaulting Lender.  Agent may (but shall not be required to), in its discretion, retain any payments or other funds received by Agent that are to be provided to a Defaulting Lender hereunder, and may apply such funds to such Lender’s defaulted obligations or readvance the funds to Borrowers in accordance with this Agreement.  The failure of any Lender to fund a Loan, to make any payment in respect of LC Obligations or to otherwise perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.  Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that, solely for purposes of determining a Defaulting Lender’s right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a Defaulting Lender shall not be deemed to be a ‘Lender’ until all its defaulted obligations have been cured.”

12. Amendment of Section 5.10 of the Loan Agreement.  A new Section 5.10.3 is hereby added to the Loan Agreement to read in its entirety as follows:

“5.10.3                      Lender Obligations. Each Lender and Issuing Bank shall promptly notify Borrowers and Agent of any change in circumstances that would change any claimed Tax exemption or reduction.  Each Lender and Issuing Bank shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Borrowers and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against a Borrower or Agent by any Governmental Authority due to such Lender's or Issuing Bank's failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section.  Each Lender and Issuing Bank authorizes Agent to set off any amounts due to Agent under this Section against any amounts payable to such Lender or Issuing Bank under any Loan Document.”

13. Amendment of Section 8.3.3 of the Loan Agreement.  Section 8.3.3 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“8.3.3           Acquisition, Sale and Maintenance.  No Borrower shall acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA, in all material respects.  If any Borrower sells any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory, Borrowers shall provide Agent evidence that Borrowers have complied with all requirements of Applicable Law (including the UCC) to perfect their consignment interest in such consigned Inventory and to assign its rights therein to Agent as Collateral.  Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law in all material respects, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.”

14. Amendment of Section 12.1.1 of the Loan Agreement.  The last sentence of Section 12.1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Agent alone shall be authorized to determine whether any Accounts constitute Eligible Accounts, whether any Installment Receivables constitute Eligible Installment Receivables, or whether to impose or release any reserve, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.”

15. Amendment of Section 12.10 of the Loan Agreement.  Section 12.10 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“12.10           Replacement of Certain Lenders.  If a Lender (a) is a Defaulting Lender, or (b) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, then, in addition to any other rights and remedies that any Person may have, Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent's notice.  Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).”

16. Amendment of Section 12.11.2 of the Loan Agreement.  The last sentence of Section 12.11.2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.”

17. Amendment of Section 14.1 of the Loan Agreement.  Clause (d) of Section 14.1 of the Loan Agreement is hereby amended by deleting the reference to “defaulting Lender” and replacing it with “Defaulting Lender”.

18. Amendment of Section 14.14.4 of the Loan Agreement.  Section 14.14.4 of the Loan Agreement is hereby amended by adding the following new sentence at the end thereto:

“The arbitrator shall not have the power to commit errors of law or legal reasoning, and any award may be reviewed and vacated or corrected on appeal to a court of competent jurisdiction for any such error.”

19. Amendment of Schedule 8.5 of the Loan Agreement.  Schedules 8.5 (Deposit Accounts) of the Loan Agreement is hereby amended and restated as set forth on Exhibit 8.5 attached hereto to delete the information related to HBNet, Inc.

20. Amendment of Schedule 8.6.1 of the Loan Agreement.  Schedules 8.6.1 (Business Locations) of the Loan Agreement is hereby amended and restated as set forth on Exhibit 8.6.1 attached hereto to delete the information related to HBNet, Inc.

21. Amendment of Schedule 9.1.4 of the Loan Agreement.  Schedules 9.1.4 (Names and Capital Structure) of the Loan Agreement is hereby amended and restated as set forth on Exhibit 9.1.4 attached hereto to delete the information related to HBNet, Inc.

22. Limited Consent.  Notwithstanding anything contrary in the Loan Agreement or any other provision set forth in the other Loan Documents, Agent and Lenders hereby consent to the following:
(a) the HBNet Conversion so long as such conversion is completed not more than five Business Days before the close of the HBNet Transaction; provided, however, that if the HBNet Transaction is not consummated for any reason whatsoever, Borrowers shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral of HBNet.  HBNet authorizes Agent to file any financing statement that indicates the Collateral of HBNet, or words to similar effect;

(b) the HBNet Transaction so long as, (i) not more than two Business Days before the close of the HBNet Transaction, Agent shall have received all documents, certificates, opinions, and information related to the HBNet Transaction that Agent shall require, each in form and substance satisfactory to Agent in its sole discretion and (ii) immediately before the close of

(c) the HBNet Transaction, no Default or Event of Default shall have occurred and be continuing; and

(d) the deposit of funds in an amount not less than $1,000,000 received by Hypercom U.S.A. in connection with the HBNet Transaction into Hypercom U.S.A.’s cash account no. 4496835166 so long as, immediately before the close of the HBNet Transaction, (i) no Default or Event of Default shall have occurred and be continuing and (ii) there are no Obligations outstanding.

The foregoing consents are limited strictly as written and no other terms of the Loan Agreement or any other Loan Document are intended to be affected hereby.

23. Conditions Precedent.  This Amendment shall not be binding upon Agent or any Lender until each of the following conditions precedent has been satisfied in form and substance satisfactory to Agent and Lenders:

(a) The representations and warranties contained herein and in the Loan Agreement shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for those representations and warranties that are limited by their terms to a specific date (such representations and warranties being true and correct in all material respects as of the specified date relative thereto);

(b) No Default or Event of Default shall have occurred and be continuing;

(c) Borrowers shall have delivered to Agent an executed original of this Amendment (including all consents and ratifications hereto);

(d) Borrowers shall have paid to Agent all fees, costs, and expenses owed to and/or incurred by Agent arising in connection with this Amendment (including reasonable attorneys’ fees and costs);

(e) All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to Agent in the exercise of its discretion, reasonably exercised; and

(f) Agent shall have received such other documents, certificates, opinions, and information that Agent shall require, each in form and substance satisfactory to Agent in its sole discretion.

24. Acknowledgment of the Borrower.  Each Borrower hereby represents and warrants that the execution and delivery of this Amendment and compliance by such Borrower with all of the provisions of this Amendment:  (i) are within the powers and purposes of such Borrower; (ii) have been duly authorized or approved by the board of directors of such Borrower; and (iii) when executed and delivered by or on behalf of such Borrower, will constitute valid and binding obligations of such Borrower, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and to the effects of general principles of equity whether applied by a court of law or equity.  Each Borrower reaffirms its obligation to pay all amounts due to Agent and Lenders under the Loan Agreement and the other Loan Documents in accordance with the terms thereof.

25. Effect on Loan Agreement.  Except as specifically amended hereby, the terms and provisions of the Loan Agreement and the other Loan Documents are, in all other respects, ratified and confirmed and remain in full force and effect.  No reference to this Amendment need be made in any notice, writing, or other communication relating to the Loan Agreement and the other Loan Documents, any such reference to the Loan Agreement and the other Loan Documents to be deemed a reference thereto as respectively amended by this Amendment.  All references to the Loan Agreement and the other Loan Documents in any document, instrument, or agreement executed in connection with the Loan Agreement and the other Loan Documents will be deemed to refer to the Loan Agreement and the other Loan Documents as respectively amended hereby.

26. Fees and Expenses.  Each Borrower hereby agrees to pay all fees and other reasonable out-of-pocket expenses incurred by Agent in connection with the preparation, negotiation, and consummation of this Amendment, and all other documents related hereto, including without limitation, the reasonable fees and expenses of Lenders’ counsel.

27. Successors.  This Amendment will be binding upon and inure to the benefit of each Borrower, Lenders, Agent, and their respective successors and assigns, provided, however, that no interest herein may be assigned by any Borrower without the prior written consent of Agent and each Lender.

28. Governing Law.  This Amendment shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).

29. Jury Trial Waiver.  To the fullest extent permitted by applicable law, each of the parties hereto waives its right to trial by jury in any proceeding or dispute of amy kind relating to this Amendment or the other Loan Documents, Obligations or Collateral.  Without limiting the applicability of any other section of the Loan Agreement, Section 14.15 of the Loan Agreement is hereby incorporated by this reference and shall apply to any action, proceeding, claim or controversy arising out of this Amendment.

30. Counterparts.  This Amendment may be executed in the original or by telecopy in any number of counterparts, each of which will be deemed original and all of which taken together will constitute one and the same Amendment.

31. Total Agreement.  This Amendment, the Loan Agreement, and all other Loan Documents embody the entire understanding of the parties with respect to the subject matter thereof and supersede all prior understandings regarding the same subject matter.

32. Acknowledgements and Release.  Each Borrower hereby acknowledges that:  (a) it has no defenses, claims or set-offs to the enforcement by Agent or Lenders of the Obligations on the date hereof; (b) to its knowledge, Agent and Lenders have fully performed all undertakings and obligations owed to it as of the date hereof; and (c) except to the limited extent expressly set forth in this Amendment, Agent and Lenders do not waive, diminish or limit any term or condition contained in the Loan Agreement or any of the other Loan Documents.  EACH BORROWER HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES AGENT AND LENDERS AND THEIR AFFILIATES, AND EACH SUCH PERSON’S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, MEMBERS, ATTORNEYS AND REPRESENTATIVES (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS OR CAUSES OF ACTION WHATSOEVER (EACH A “CLAIM”) THAT SUCH BORROWER MAY NOW HAVE OR CLAIM TO HAVE AGAINST ANY RELEASED PERSON ON THE DATE

HEREOF, WHETHER KNOWN OR UNKNOWN, OF EVERY NATURE AND EXTENT WHATSOEVER, FOR OR BECAUSE OF ANY MATTER OR THING DONE, OMITTED OR SUFFERED TO BE DONE OR OMITTED BY ANY OF THE RELEASED PERSONS THAT BOTH (I) OCCURRED PRIOR TO OR ON THE DATE HEREOF AND (II) IS ON ACCOUNT OF OR IN ANY WAY CONCERNING, ARISING OUT OF OR FOUNDED UPON THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT.

EACH BORROWER INTENDS THE ABOVE RELEASE TO COVER, ENCOMPASS, RELEASE, AND EXTINGUISH, INTER ALIA, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION THAT MIGHT OTHERWISE BE RESERVED BY THE CALIFORNIA CIVIL CODE SECTION 1542 (AND ANY EQUIVALENT PROVISION UNDER NEW YORK LAW), WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

EACH BORROWER ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH CLAIMS, DEMANDS, OR CAUSES OF ACTION, AND AGREES THAT THIS AMENDMENT AND THE ABOVE RELEASE ARE AND WILL REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWERS:

HYPERCOM U.S.A., INC.,
a Delaware corporation

By: /s/ Thomas B. Sabol
Name: Thomas B. Sabol
Title: Vice President

HYPERCOM MANUFACTURING RESOURCES, INC., an Arizona corporation

By: /s/ Thomas B. Sabol
Name: Thomas B. Sabol
Title: Vice President

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and Lender

By: /s/ Carlos Gil
Name: Carlos Gil
Title: Vice President

CONSENTS AND REAFFIRMATIONS

Each of HYPERCOM CORPORATION, a Delaware corporation, HBNET, INC., an Arizona corporation, HYPERCOM EMEA, INC., an Arizona corporation, HYPERCOM LATINO AMERICA, INC., an Arizona corporation, HYPERCOM PUERTO RICO REPAIR FACILITY, GP, an Arizona general partnership, and HYPERCOM EMEA LTD, a company organized under the laws of the United Kingdom (collectively, “Obligors”, and each individually, an “Obligor”), hereby acknowledges the execution of, and consents to, the terms and conditions of that First Amendment to Loan and Security Agreement and Limited Consent dated as of February 10, 2010 (the “Amendment”), by and among HYPERCOM U.S.A., INC., HYPERCOM MANUFACTURING RESOURCES, INC. (collectively, “Borrowers”) and BANK OF AMERICA, N.A. (“Agent”), and reaffirms its obligations under each Secured Continuing Guaranty (each, a “Guaranty”) dated as of January 15, 2008, and executed individually by each of the undersigned in favor of Agent in connection with that certain Loan and Security Agreement dated as of January 15, 2008 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”) by and among Borrowers, Agent and Lenders.  Each of the undersigned acknowledges and agrees that each such Guaranty remains in full force and effect and is hereby ratified and confirmed.  All initially capitalized terms and phrases wherever used in this consent shall have the respective meanings given to them in the Loan Agreement, as amended by the Amendment.

Each Obligor hereby acknowledges that:  (a) it has no defenses, claims or set-offs to the enforcement by Agent or Lenders of the Obligations on the date hereof; (b) to its knowledge, Agent and Lenders have fully performed all undertakings and obligations owed to it as of the date hereof; and (c) except to the limited extent expressly set forth in the Amendment, Agent and Lenders do not waive, diminish or limit any term or condition contained in the Loan Agreement or any of the other Loan Documents.  EACH OBLIGOR HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES AGENT AND LENDERS AND THEIR AFFILIATES, AND EACH SUCH PERSON’S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, MEMBERS, ATTORNEYS AND REPRESENTATIVES (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS OR CAUSES OF ACTION WHATSOEVER (EACH A “CLAIM”) THAT SUCH BORROWER MAY NOW HAVE OR CLAIM TO HAVE AGAINST ANY RELEASED PERSON ON THE DATE HEREOF, WHETHER KNOWN OR UNKNOWN, OF EVERY NATURE AND EXTENT WHATSOEVER, FOR OR BECAUSE OF ANY MATTER OR THING DONE, OMITTED OR SUFFERED TO BE DONE OR OMITTED BY ANY OF THE RELEASED PERSONS THAT BOTH (I) OCCURRED PRIOR TO OR ON THE DATE HEREOF AND (II) IS ON ACCOUNT OF OR IN ANY WAY CONCERNING, ARISING OUT OF OR FOUNDED UPON THE GUARANTY, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT.

EACH OBLIGOR INTENDS THE ABOVE RELEASE TO COVER, ENCOMPASS, RELEASE, AND EXTINGUISH, INTER ALIA, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION THAT MIGHT OTHERWISE BE RESERVED BY THE CALIFORNIA CIVIL CODE SECTION 1542 (AND ANY EQUIVALENT PROVISION UNDER NEW YORK LAW), WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

EACH OBLIGOR ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH CLAIMS, DEMANDS, OR CAUSES OF ACTION, AND AGREES THAT THE AMENDMENT, THE GUARANTY AND THE ABOVE RELEASE ARE AND WILL REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS.

Dated as of February 10, 2010.

HYPERCOM CORPORATION,

a DELAWARE corporation

By: /s/ Thomas B. Sabol
Name: Thomas B. Sabol
Title: CFO

HBNET, INC.,

an ARIZONA corporation

By: /s/ Thomas B. Sabol
Name: Thomas B. Sabol
Title: Vice President

HYPERCOM EMEA, INC.,

an ARIZONA corporation

By: /s/ Thomas B. Sabol
Name: Thomas B. Sabol
Title: Vice President

HYPERCOM LATINO AMERICA, INC.,

an ARIZONA corporation

By: /s/ Thomas B. Sabol
Name: Thomas B. Sabol
Title: Vice President

HYPERCOM PUERTO RICO REPAIR

FACILITY, GP,

an ARIZONA general partnership

By:           HYPERCOM U.S.A., INC.,
its general partner

By: /s/ Thomas B. Sabol
Name: Thomas B. Sabol
Title: CFO

By: HYPERCOM LATINO AMERICA, INC., its general partner

By: /s/ Thomas B. Sabol
Name: Thomas B. Sabol
Title: CFO

HYPERCOM EMEA LTD,

a company organized under the laws of the United Kingdom

By: /s/ Douglas J. Reich
Name: Douglas J. Reich
Title: Director